                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-25155, filed on October 24, 1988), the Registration Statement on Form S-8 (Post-Effective Amendment No. 2 to Registration No. 33-21251, filed on May 4, 1990), the Registration Statement on Form S-8 (Registration No. 33-37374, filed on October 18, 1990), the Registration Statement on Form S-8 (Registration No. 33-45250, filed on January 27, 1992), the Registration Statement on Form S-3 (Registration No. 333-00283, filed on February 14, 1996), and the Registration Statement on Form S-8 (Post-Effective Amendment No. 1 to Registration Statement No. 333-28627, filed on June 20, 1997) of our report dated September 12, 1997, with respect to the financial statements of Pappy, Inc. Included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated August 15, 1997 (as amended October 10, 1997 on Form 8-K/A), filed with the Securities and Exchange Commission.


Philadelphia, Pennsylvania                                 /s/ Ernst & Young LLP
October 9, 1997